SUBORDINATED SECURITY AGREEMENT

        THIS AGREEMENT (the "Agreement"), dated as of May 29, 2015, is entered into by and between (i) VASOMEDICAL, INC., a Delaware corporation (“Borrower” or “Parent”) and (ii) MEDTECHNOLOGY INVESTMENTS LLC, a Florida limited liability company, (the "Lender"). In consideration of the mutual agreements contained herein, the parties hereto agree as follows:

RECITALS

WHEREAS, Parent has issued a Secured Subordinated Note, dated the date hereof, to Lender in exchange for the principal amount of THREE MILLION, EIGHT HUNDRED THOUSAND DOLLARS ($3,800,000) (as the same may from time to time be amended, modified, supplemented or restated, individually or collectively referred to as the "Note") pursuant to a Note Purchase Agreement dated the date hereof between Parent and Lender (the “Note Purchase Agreement”);

WHEREAS, Parent reserves the right to issue a note or notes (the “Follow-On Notes”) on terms materially the same as the Note, to be issued on or prior to December 31, 2015 and to be issued in a principal amount not to exceed in the aggregate TWO MILLION, TWO HUNDRED THOUSAND DOLLARS ($2,200,000); and

WHEREAS, Lender is acquiring the Note in reliance of the terms and conditions set forth in this Agreement; and

WHEREAS, Lender and Borrower agree the Note shall be subordinate to Senior Debt (as defined herein) and to the extent that any terms and conditions of this Agreement conflict with the Subordination and Intercreditor Agreement (as defined herein) the terms and the conditions of the Subordination and Intercreditor Agreement shall govern;

AGREEMENT

        NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, Borrower and Lender hereby agree as follows:

SECTION 1. DEFINITIONS

        Unless otherwise defined herein, the following capitalized terms shall have the following meanings (such meanings being equally applicable to both the singular and plural form of the terms defined);

"ACCOUNT" means any "account" as such term is defined in Section 9-106 of the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to Borrower  (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by Borrower or from any other transaction, whether or not the same involves the sale of goods or services by Borrower (including, without limitation, any such obligation which may be characterized as an  account or contract right under the UCC) and all of such Borrower's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of a Borrower's rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller's rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to a Borrower under all purchase orders and contracts for the sale of goods or the performance of services or both by a Borrower (whether or not yet earned by performance on the part of a Borrower or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

"ACCOUNT DEBTOR" means any "account debtor," as such term is defined in Section 9-105(1)(a) of the UCC.

“CHANGE OF CONTROL” means (a) the occurrence of any event (whether in one or more transactions) which results in any Person or affiliated Persons (other than a director or officer of Parent as of the date hereof) owning and controlling, beneficially and/or of record, more than 30% of the Equity Interests of Parent, (b) Parent ceases to own and control, beneficially and of record, 100% of the Equity Interests of all of its wholly-owned subsidiaries, or (c) any merger or consolidation of or with Borrower or sale of all or substantially all of the property of Borrower; provided that if the majority of the Parent’s board of directors approves such transfer, sale or other action set out in (a) to (c) above, such action shall not be deemed a Change in Control.

"CHATTEL PAPER" means any "chattel paper," as such term is defined in Section 9-105(1)(b) of the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

"CLOSING DATE" means the date hereof.

"COLLATERAL" shall have the meaning assigned to such term in Section 3 of this Agreement.

"CONTRACTS" means all contracts, undertakings, franchise agreements or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which Borrower may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

"COPYRIGHTS" means all of the following now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (i) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or of any other country; (ii) registrations, applications and recordings in the United States Copyright Office or in any similar office or agency of the United States, any state thereof or any other country; (iii) any continuations, renewals or extensions thereof; and (iv) any registrations to be issued in any pending applications.

"COPYRIGHT LICENSE" means any written agreement granting any right to use any Copyright or Copyright registration now owned or hereafter acquired by Borrower or in which Borrower now holds of hereafter acquires any interest.

"DOCUMENTS" means any "documents," as such term is defined in Section 9-105(1)(f) of the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

"EQUIPMENT" means any "equipment," as such term is defined in Section 9-109(2) of the UCC, now or hereafter owned or acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“EQUITY INTEREST” means the interest of (a) a shareholder in a corporation, (b) a partner (whether general or limited) in a partnership (whether general, limited or limited liability), (c) a member in a limited liability company, or (d) any other Person having any other form of equity security or ownership interest.

"FIXTURES" means any "fixtures," as such term is defined in Section 9-313(1)(a) of the UCC, now or hereafter owned or acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and, now or hereafter attached or affixed to or constituting a part of, or located in or upon, real property wherever located, together with all right, title and interest of Borrower in and to all extensions, improvements, betterments, renewals, substitutes, and replacements of, and all additions and appurtenances to any of the foregoing property, and all purchases of the security constituted thereby, immediately upon any acquisition or release thereof or any such purchase, as the case may be.

"GENERAL INTANGIBLES" means any "general intangibles," as such term is defined in Section 9-106 of the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all right, title and interest which Borrower may now or hereafter have in or under any contract, all customer lists, Copyrights, Trademarks, Patents, rights to Intellectual Property, interests in partnerships, joint ventures and other business associations, Licenses, permits, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, recipes, experience, processes, models, drawings, materials and records, goodwill (including, without limitation, the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License), claims in or under insurance policies, including unearned premiums, uncertificated securities, cash and other forms of money or currency, deposit accounts (including as defined in Section 9-105(e) of the UCC), rights to sue for past, present and future infringement of Copyrights, Trademarks and Patents, rights to receive tax refunds and other payments and rights of indemnification.

"INSTRUMENTS" means any "instrument," as such term is defined in Section 9-105(1)(i) of the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

"INTELLECTUAL PROPERTY" means all Copyrights, Trademarks, Patents, trade secrets, source codes, customer lists, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, skill, expertise, experience, processes, models, drawings, materials and records.

"INVENTORY" means any "inventory," as such term is defined in Section 9-109(4) of the UCC, wherever located, now or hereafter owned or acquired by Borrower or in which Borrower now holds or hereafter acquires any interest, and, in any event, shall include, without limitation, all inventory, goods and other personal property which are held by or on behalf of Borrower for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in Borrower's business, or the processing, packaging, promotion, delivery or shipping of the same, and all furnished goods whether or not such inventory is listed on any schedules, assignments or reports furnished to Lender from time to time and whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of Borrower or is held by Borrower or by others for Borrower's account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all inventory which may be located on premises of Borrower or of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other persons.

"LICENSE" means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and any renewals or extensions thereof.

"LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

"MATERIAL ADVERSE EFFECT" means a material adverse effect upon the business, operations, properties, prospects, assets or conditions (financial or otherwise) of Borrower.

"MATURITY DATE" shall have the definition as set out in the Note.

"MERGER EVENT" means a (i) capital reorganization of the shares of Borrower's stock (other than a stock split, reverse stock split, combination, reclassification, exchange, subdivision of shares or change of state of incorporation), or (ii) a merger or consolidation (excluding with any wholly-owned subsidiary, entity that owns 100% of the outstanding equity of Borrower or any entity that is under 100% common control with Borrower), of the Borrower with or into another corporation (whether or not the Borrower is the surviving corporation) in which the shareholders of the Borrower immediately before such merger or consolidation own less than a majority of the surviving or resulting entity's outstanding voting stock immediately thereafter, or (iii) the sale of all or substantially all of the Borrower's properties and assets to any other person (excluding with any wholly-owned subsidiary, entity that owns 100% of the outstanding equity of Borrower or any entity that is under 100% common control with Borrower).

"NOTE DOCUMENTS" shall mean and include this Agreement, the Note, and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated.

"PATENT LICENSE" means any written agreement granting any right with respect to any invention on which a Patent is in existence now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

"PATENTS" means all of the following now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (a) letters patent of, or rights corresponding thereto in, the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto in the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (b) all reissues, continuations, continuations-in-part or extensions thereof; (c) all petty patents, divisionals, and patents of addition; and (d) all patents to issue in any such applications.

"PERMITTED LIENS" means any and all of the following:

(i)	liens in favor of Lender;

(ii)	liens related to, or arising in connection with, Senior Debt;

(iii)
liens for taxes, assessments or governmental charges or claims, the payment of which are not, at the time, delinquent or are being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor;

(iv)
statutory liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or that are being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor;

(v)
liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and similar obligations (exclusive of obligations for the payment of borrowed money);

(vi)	liens securing purchase money debt if the only collateral for such purchase money debt is the assets acquired therewith;

(vii)	leases or subleases granted to others not interfering in any material respect with the ordinary conduct of business;

(viii)	any interest or title of a lessor or sublessor under any lease;

(ix)	liens arising from filing Uniform Commercial Code financing statements relating solely to leases;

(x)	liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

(xi)	liens existing on the date of this Agreement, as disclosed to Lender.

"PROCEEDS" means "proceeds," as such term is defined in Section 9-306(1) of the UCC and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Instruments, cash or other forms of money or currency or other proceeds payable to Borrower from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (d) any claim of Borrower against third parties (i) for past, present or future infringement of any Copyright, Patent or Patent License or (ii) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

"RECEIVABLES" shall mean and include all of the Borrower's accounts, instruments, documents, chattel paper and general intangibles whether secured or unsecured, whether now existing or hereafter created or arising, and whether or not specifically sold or assigned to Lender hereunder.

"SECURED OBLIGATIONS" shall mean and include all principal, interest, fees, costs, or other liabilities or obligations for monetary amounts owed by Borrower to Lender, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, and all covenants and duties regarding such amounts, of any kind of nature, present or future, arising under this Agreement, the Note(s), or any of the other Note Documents, whether or not evidenced by any Note(s), Agreement or other instrument, as the same may from time to time be amended, modified, supplemented or restated.

"SENIOR CREDITOR" means (i) PNC Bank (or any affiliate thereof) that as of the date hereof has provided debt financing to Borrower or an affiliate or (ii) at any time that PNC Bank (or any affiliate thereof) is not a Senior Creditor, any creditor identified (in Borrower’s sole discretion) by Borrower to Lender on any date hereafter (including any such Senior Creditor’s successors and assigns), that provides Senior Debt financing to Borrower.

"SENIOR DEBT" means (a) any and all indebtedness and obligations for borrowed money (including, without limitation, principal, premium (if any), interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations) at any time owing by Borrower to a Senior Creditor under Senior Loan Documents, including, but not limited to, such amounts as may accrue or be incurred before or after default or workout or the commencement of any liquidation, dissolution, bankruptcy, receivership or reorganization by or against Borrower.

"SENIOR LOAN DOCUMENTS" means loan or other agreements, including, without limitation a loan and security agreement, a security agreement, a Note Purchase Agreement or other documents and agreements with similar purpose or effect, between Borrower and a Senior Creditor and any other agreement, security agreement, document, promissory note, UCC financing statement, or instrument executed by Borrower in favor of a Senior Creditor pursuant to or in connection with the Senior Debt or such loan or other agreement, as the same may from time to time be amended, modified, supplemented, extended, renewed, restated or replaced.

"SUBORDINATION AND INTERCREDITOR AGREEMENT" means a subordination and intercreditor agreement (or other documents and agreements with similar purpose or effect), which may be entered into between Borrower and Lender for the benefit of a Senior Creditor, as the same may from time to time be amended, modified, supplemented, extended, renewed, restated or replaced.

"TRADEMARK LICENSE" means any written agreement granting any right to use any Trademark or Trademark registration now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

"TRADEMARKS" means any of the following now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (a) any and all trademarks, tradenames, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof and (b) any reissues, extensions or renewals thereof.

"UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Florida. Unless otherwise defined herein, terms that are defined in the UCC and used herein shall have the meanings given to them in the UCC.

SECTION 2. THE NOTE

              2.1 On the date hereof, Lender purchased the Note from the Parent, and the Parent received the Principal Sum (as defined in the Note), less any wire and/or escrow fees. Lender or other parties may purchase the Follow-On Notes provided that such persons agree to be bound by the terms of this Agreement.

SECTION 3. SECURITY INTEREST

        As security for the prompt, complete and indefeasible payment when due (whether at stated payment dates or otherwise) of all the Secured Obligations and in order to induce Lender to purchase the Note upon its terms and subject to its conditions, Borrower hereby conveys, mortgages, pledges, hypothecates and transfers to Lender for security purposes only, and hereby grants to Lender a security interest in all of its right, title and interest in, to and under each of the following (all of which being hereinafter collectively called the "Collateral"):

        (a) All Receivables;

        (b) All Equipment;

        (c) All Fixtures;

        (d) All General Intangibles;

        (e) All Inventory;

        (f) All other goods and personal property of Borrower whether tangible or intangible and whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located; and

        (g) To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF BORROWER

        Borrower represents, warrants and agrees that as applies to Borrower:

              4.1 It owns all right, title and interest in and to its Collateral, free of all liens, security interests, encumbrances and claims whatsoever, except for Permitted Liens.

              4.2 It  has the full power and authority to, and does hereby grant and convey to the Lender, (and when the appropriate UCC Financing Statements are properly filed) a perfected security interest in its Collateral as security for the Secured Obligations, free of all liens, security interests, encumbrances and claims, other than Permitted Liens and shall execute such Uniform Commercial Code financing statements in connection herewith as the Lender may reasonably request. Except for Permitted Liens, no other lien, security interest, adverse claim or encumbrance has been created by Borrower or is known by Borrower to exist with respect to any of its Collateral.

              4.3 It is a corporation duly organized, legally existing and in good standing under the laws of the State of its incorporation (as set out on the title page), and is duly qualified as a foreign corporation in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified would have a Material Adverse Effect.

              4.4 its execution, delivery and performance of the Note(s), this Agreement, all financing statements, all other Note Documents, required to be delivered or executed in connection herewith, have been duly authorized by all necessary corporate action, the individual or individuals executing the Note Documents were duly authorized to do so; and the Note Documents constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization or other similar laws generally affecting the enforcement of the rights of creditors (and rules of law concerning equitable remedies).

              4.5 This Agreement and the other Note Documents do not and will not violate any provisions of its Articles of Incorporation, bylaws or any material contract, material agreement, law, regulation, order, injunction, judgment, decree or writ to which it is subject, or result in the creation or imposition of any lien, security interest or other encumbrance upon the Collateral, other than those created by this Agreement.

              4.6 The execution, delivery and performance of this Agreement and the other Note Documents do not require the consent or approval of any other person or entity including, without limitation, any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof.

              4.7 No event which has had a Material Adverse Effect has occurred and is continuing.

              4.8 No fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute a material default under the Senior Loan Documents.

              4.9 (a) There are no actions, suits or proceedings at law or in equity or by or before any governmental authority now pending or, to its knowledge, threatened against or affecting it or any of its business, property or rights (i) which involve any Note Document or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, result in a Material Adverse Effect.

             (b) it is not in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any governmental authority, where such violation or default could result in a Material Adverse Effect.

              4.10 (a)it is not a party to any agreement or instrument or subject to any corporate restriction that has resulted in a Material Adverse Effect.

             (b) it is not in default in any manner under any provision of any indenture or other agreement or instrument evidencing indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could result in a Material Adverse Effect.

              4.11 No information, report, financial statement, exhibit or schedule furnished by it or on its behalf to the Lender in connection with the negotiation of any Note Document or included therein or delivered pursuant thereto contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

              4.12 All issued and outstanding shares of Common Stock or any other securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding shares of Common Stock and any other securities were issued in full compliance with all Federal and state securities laws.

              4.13 it  has filed and will file all tax returns, federal, state and local, which it is required to file and has duly paid or fully reserved for all taxes or installments thereof (including any interest or penalties) as and when due, which have or may become due pursuant to such returns or pursuant to any assessment received by it for the three (3) years preceding the Closing Date, if any (including any taxes being contested in good faith and by appropriate proceedings).

SECTION 5. INSURANCE

              5.1 Borrower shall maintain and pay for insurance upon all Collateral (including personal property and marine cargo coverage), wherever located, covering casualty, hazard, public liability, theft, malicious mischief, and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to (i) the Senior Creditor so long as any Senior Debt is outstanding and (ii) thereafter, the Lender.  Subject to a Subordination and Intercreditor Agreement, all proceeds payable under each such policy shall be payable to Lender for application to the Obligations.

5.2 Upon the termination of the Senior Debt and a Subordination and Intercreditor Agreement, Borrower shall deliver the originals or certified copies of such policies to Lender with satisfactory lender’s loss payable endorsements reasonably satisfactory to Lender naming Lender as sole loss payee, assignee or additional insured, as appropriate.  Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interest of Lender shall not be impaired or invalidated by any act or neglect of Borrower or the owner of the property or by the occupation of the premises for purposes more hazardous than are permitted by said policy.  If Borrower fails to provide and pay for such insurance, Lender may, at its option, but shall not be required to, procure the same and charge Borrower therefor.  Borrower agrees to deliver to Lender, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies.

5.3  For so long as no Event of Default exists, Borrower shall have the right to settle, adjust and compromise any claim with respect to any insurance maintained by Borrower, provided that all proceeds thereof are applied in the manner specified in this Agreement, and Lender agrees promptly to provide any necessary endorsement to any checks or drafts issued in payment of any such claim.  At any time that an Event of Default exists and Senior Debt is not outstanding, Lender shall be authorized to settle, adjust and compromise such claims and Lender shall have all rights and remedies with respect to such policies of insurance as are provided for in this Agreement and the other Loan Documents.

5.4 Borrower shall and does hereby indemnify and hold Lender, its agents and shareholders harmless from and against any and all claims, costs, expenses, damages and liabilities (including, without limitation, such claims, costs, expenses, damages and liabilities based on liability in tort, including without limitation, strict liability in tort), including reasonable attorneys' fees, arising out of the disposition or utilization of the Collateral by Borrower, other than claims arising out of or caused by Lender's gross negligence or willful misconduct.

SECTION 6. COVENANTS OF BORROWER

              Borrower covenants and agrees as follows at all times while any of the Secured Obligations remain outstanding:

              6.1 [reserved]

              6.2 Parent shall permit any authorized representative of Lender and its attorneys and accountants on reasonable notice to inspect, examine and make copies and abstracts of the books of account and records of Borrower reasonably related to Lender's security interest in the Collateral at reasonable times during normal business hours. In addition, such representative of Lender and its attorneys and accountants shall have the right to meet with management and officers of the Borrower at reasonable times during normal business hours to discuss such books of account and records.

              6.3 It will from time to time execute, deliver and file, alone or with Lender, any financing statements, security agreements or other documents reasonably requested by Lender; procure any instruments or documents as may be reasonably requested by Lender; and take all further action that may be necessary or desirable that Lender may reasonably request, to confirm, perfect, preserve and protect the security interests intended to be granted hereby, and in addition, and for such purposes only, it hereby authorizes Lender to execute and deliver on behalf of it and to file such financing statements, security agreement and other documents without the signature of it either in Lender's name or in its name as its agent and attorney-in-fact. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.

              6.4 It shall protect and defend its title as well as the interest of the Lender against all persons claiming any interest adverse to it or Lender and shall at all times keep the Collateral free and clear from any legal process, liens or encumbrances whatsoever (except any placed thereon by Lender and Permitted Liens) and shall give Lender immediate written notice thereof.

              6.5 It shall maintain and protect its properties, assets and facilities, including without limitation, its Equipment and Fixtures, in good order and working repair and condition (taking into consideration ordinary wear and tear) and from time to time make or cause to be made all necessary and proper repairs, renewals and replacements thereto and shall competently manage and care for its property in accordance with prudent industry practices.

              6.6 It shall notify Lender a minimum of thirty (30) days prior to the closing date of a Merger Event and request Lender's consent to the assignment of all of its Secured Obligations hereunder to the successor entity in form and substance satisfactory to Lender. In the event Lender does not consent to such assignment, which consent shall not be unreasonably withheld, and a Merger Event as described in the preceding sentence is closed and consummated, the parties agree it shall prepay the Note in accordance with Section 2.2 hereof; provided that such consent by the Lender shall not be required in any transaction in which the surviving entity or its parent corporation has a Moody's Bond rating of BA3 or better or a commercially acceptable equivalent measure of creditworthiness as reasonably determined by Lender.

              6.7 Other than distributions or dividends from a subsidiary to Borrower, it shall not, without the prior written consent of Lender, such consent not to be unreasonably withheld, declare or pay any cash dividend or make a distribution of cash or property on any class of stock, other than pursuant to employee repurchase plans upon an employee's death or termination of employment or transfer, sell, lease, lend or in any other manner convey any equitable, beneficial or legal interest in any material portion of its assets (except inventory sold in the normal course of business).

              6.8 Upon the request of Lender, it shall, during business hours, make the Inventory and Equipment available to Lender for inspection at the place where it is normally located and shall make its log and maintenance records pertaining to the Inventory and Equipment available to Lender for inspection. It shall take all action necessary to maintain such logs and maintenance records in a correct and complete fashion.

              6.9 It covenants and agrees to pay when due, all taxes, fees or similar charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against it or Lender with respect to or the Collateral or upon its ownership, possession, use, operation or disposition thereof or upon its rents, receipts or earnings rising therefrom. it shall file on or before the due date therefor all personal property tax returns in respect of the Collateral. Notwithstanding the foregoing, it may contest, in good faith and by appropriate proceedings, taxes for which it maintains adequate reserves therefor.

SECTION 7. DEFAULT

              The occurrence of any one or more of the following events (herein called "Events of Default") shall constitute a default hereunder and under the Note(s) and other Note Documents:

              7.1 It defaults in the payment of any principal, interest or other Secured Obligation involving the payment of money under this Agreement, the Note(s) or any of the other Note Documents, and such default continues for more than five (5) days after the due date thereof; or

              7.2 It defaults in the performance of any other covenant or its Secured Obligation hereunder or under the Note(s) or any of the other Note Documents, and such default continues for more than thirty (30) days after Lender has given notice of such default to it.

              7.3 Any representation or warranty made herein by it shall prove to have been false or misleading in any material respect; or

              7.4 It shall make an assignment for the benefit of creditors, or shall file a voluntary petition in bankruptcy, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of such Borrower or of all or any substantial part (33-1/3% or more) of the properties of such Borrower; or it or its directors or majority shareholders shall take any action initiating its dissolution or liquidation; or

              7.5 Sixty (60) days shall have expired after the commencement of an action by or against it seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or its business being stayed; or a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or it shall file any answer admitting or not contesting the material allegations of a petition filed against it in any such proceedings; or the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or

              7.6 Sixty (60) days shall have expired after the appointment, without its consent or acquiescence, of any trustee, receiver or liquidator of such Borrower or of all or any substantial part of its properties without such appointment being vacated; or

              7.7 The occurrence of any material default under any Material Agreement ; or the entry of any judgment against such Borrower involving an award in excess of $200,000 that would have a Material Adverse Effect, that has not been bonded or stayed on appeal within thirty (30) days.  “Material Agreement” shall mean (a) each of (i) the General Electric Health Care Sales Representative Agreement dated July 1, 2010 and amended January 1, 2015, and (ii) the General Electric Health Non-Exclusive VAR Agreement dated June 28, 2014, in each case as amended, modified, restated, supplemented and replaced from time to time; and (b) any other agreement, instrument or arrangement to which Borrower or any Subsidiary is a party for which default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained therein could reasonably be expected to have a Material Adverse Effect; or

              7.8 The occurrence of a Change of Control.

SECTION 8. REMEDIES

              Subject to the limitations imposed under a Subordination and Intercreditor Agreement, upon the occurrence of any one or more Events of Default, Lender, at its option, may declare the Note and all of the other Secured Obligations to be accelerated and immediately due and payable (provided, that upon the occurrence of an Event of Default of the type described in Sections 7.4, 7.5 or 7.9, the Note(s) and all of the other Secured Obligations shall automatically be accelerated and made due and payable without any further act), whereupon the unpaid principal of and accrued interest on such Note(s) and all other outstanding Secured Obligations shall become immediately due and payable, and shall thereafter bear interest at the Default Rate set forth in, and calculated according to, Section 2.4 (c) of this Agreement. Lender may pursue all rights and remedies with respect to the Collateral under the Note Documents or otherwise available to it under applicable law, including the right to release, hold or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral.

              Subject to the limitations imposed under a Subordination and Intercreditor Agreement, upon the happening and during the continuance of any Event of Default, Lender may then, or at any time thereafter and from time to time, apply, collect, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Lender may elect, and any such sale may be made either at public or private sale at its place of business or elsewhere. Borrower agrees that any such public or private sale may occur upon ten (10) calendar days' prior written notice to Borrower. Lender may require Borrower to assemble the Collateral and make it available to Lender at a place designated by Lender which is reasonably convenient to Lender and Borrower. Subject to the terms of a Subordination and Intercreditor Agreement, the proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by Lender in the following order of priorities:

        First, to Lender in an amount sufficient to pay in full Lender's costs and professionals' and advisors' fees and expenses;

        Second, to Lender in an amount equal to the then unpaid amount of the Secured Obligations in such order and priority as Lender may choose in its sole discretion; and

        Finally, upon payment in full of all of the Secured Obligations, to Borrower or their representatives or as a court of competent jurisdiction may direct.

        Lender shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under Section 9-207 of the UCC.

        Lender's rights and remedies hereunder are subject to the terms of a Subordination and Intercreditor Agreement.

SECTION 9. MISCELLANEOUS

              9.1 CONTINUATION AND TERMINATION OF SECURITY INTEREST. This is a continuing Agreement and the grant of a security interest hereunder shall remain in full force and effect and all the rights, powers and remedies of Lender hereunder shall continue to exist until the Secured Obligations are paid in full as the same become due and payable and until Lender has executed a written termination statement (which Lender shall execute within thirty (30) days after full payment of the Secured Obligations hereunder or within 10 days upon request of Parent), reassigning to Borrower, without recourse, the Collateral and all rights conveyed hereby and returning possession of the Collateral to Borrower. The rights, powers and remedies of Lender hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The pursuit of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of Lender. When all Secured Obligations have been paid in full and discharged, all security interests and other Liens granted to Lender under this Agreement will terminate. Upon the full and final discharge of all of the Secured Obligations, Lender will execute and deliver such documents as may be reasonably necessary and requested by Parent to release the Collateral from the security interest and Lien granted to Lender in this Agreement, and return (or cause to be returned) to Borrower any Collateral in the possession of Lender or its agents.

              9.2 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

              9.3 NOTICE. Except as otherwise provided herein, all notices and service of process required, contemplated, or permitted hereunder or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given or delivered upon the earlier of: (i) the first business day after transmission by facsimile or hand delivery or deposit with an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, and shall be addressed to the party to be notified as follows:

        (a)    IF TO LENDER:

MedTechnology Investments LLC
5921 Bahia Way
St. Pete Beach, Florida 33706
Attention: Myron Levy

        (b) IF TO BORROWER:

Vasomedical, Inc.
180 Linden Avenue
Westbury, NY 11590
Attention: Michael Beecher

or to such other address as each party may designate for itself by like notice.

              9.4 ENTIRE AGREEMENT; AMENDMENTS. This Agreement, the Note(s), and the other Note Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof (including, without limitation, Lender's proposal letter dated April 22, 1999), all of which are merged herein and therein. None of the terms of this Agreement, the Note(s) or any of the other Note Documents may be amended except by an instrument executed by each of the parties hereto.

              9.5 HEADINGS. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

              9.6 NO WAIVER. The powers conferred upon Lender by this Agreement are solely to protect its interest in the Collateral and shall not impose any duty upon Lender to exercise any such powers. No omission, or delay, by Lender at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by any Borrower at any time designated, shall be a waiver of any such right or remedy to which Lender is entitled, nor shall it in any way affect the right of Lender to enforce such provisions thereafter.

              9.7 SURVIVAL. All agreements, representations and warranties contained in this Agreement, the Note(s) and the other Note Documents or in any document delivered pursuant hereto or thereto shall be for the benefit of Lender and shall survive the execution and delivery of this Agreement and the expiration or other termination of this Agreement.

              9.8 SUCCESSOR AND ASSIGNS. The provisions of this Agreement and the other Note Documents shall inure to the benefit of and be binding on Borrowers and their permitted assigns (if any). No Borrower shall not assign its obligations under this Agreement, the Note(s) or any of the other Note Documents without Lender's express written consent, and any such attempted assignment shall be void and of no effect. Subject to a Subordination and Intercreditor Agreement, Lender may assign, transfer, or endorse its rights hereunder and under the other Note Documents without prior notice to Borrowers, and all of such rights shall inure to the benefit of Lender's successors and assigns; provided, however, that any such successors or assigns shall be bound by and expressly assume all obligations under the Subordination and Intercreditor Agreement.

              9.9 FURTHER INDEMNIFICATION.  Borrower agrees to pay, and to save Lender harmless from any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

              9.10 GOVERNING LAW. This Agreement, the Note(s) and the other Note Documents have been negotiated and delivered to Lender in the State of New York, and shall not become effective until accepted by Lender in the State of New York. This Agreement, the Note and the other Note Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

              9.11 CONSENT TO JURISDICTION AND VENUE. All judicial proceedings arising in or under or related to this Agreement, the Note(s) or any of the other Note Documents may be brought in any state or federal court of competent jurisdiction located in New York County in the State of New York. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in New York County, State of New York; (b) waives any objection as to jurisdiction or venue in New York County, State of New York; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, the Note(s) or the other Note Documents. Service of process on any party hereto in any action arising out of or relating to this agreement shall be effective if given in accordance with the requirements for notice set forth in Section 11.3, above and shall be deemed effective and received as set forth in Section 11.3, above. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

              9.12 MUTUAL WAIVER OF JURY TRIAL. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws.

BORROWER AND LENDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, "CLAIMS") ASSERTED BY A BORROWER AGAINST LENDER OR ITS ASSIGNEE AND/OR BY LENDER OR ITS ASSIGNEE AGAINST A BORROWER. This waiver extends to all such Claims, including any other Claims which involve Borrower and Lender and additional persons or entities; Claims which arise out of or are in any way related to the relationship between Borrower and Lender and other persons or creditors under the Note Documents; and any Claims for damages, breach of contract arising out of this Agreement, any other Note Document, specific performance, or any equitable or legal relief of any kind.

              9.13 CONFIDENTIALITY. Lender acknowledges that certain items of Collateral, including, but not limited to trade secrets, source codes, customer lists and certain other items of Intellectual Property, and any Financial Statements provided hereunder, constitute proprietary and confidential information of the Borrower (the "Confidential Information"). Accordingly, Lender agrees that any Confidential Information it may obtain in the course of acquiring, perfecting or foreclosing on the Collateral or otherwise provided under this Agreement, provided such Confidential Information is marked as confidential by Borrower at the time of disclosure, shall be received in the strictest confidence and will not be disclosed to any other person or entity in any manner whatsoever, in whole or in part, without the prior written consent of such Borrower, unless and until Lender has acquired indefeasible title thereto.

9.14 COUNTERPARTS. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

9.15  FOLLOW-ON NOTES.  The parties hereto agree that the Parent may issue the Follow-On Notes prior to December 31, 2015 in an amount not to exceed in the aggregate TWO MILLION, TWO HUNDRED THOUSAND DOLLARS ($2,200,000) provided that the purchaser/s of such Follow-On Notes (the “Follow-On Purchaser/s”) agree to the terms of this Agreement.  In such instance, the Follow-On Notes will rank pari passu with the Note and the Follow-On Purchaser/s will have all the rights granted to the Lender hereunder (without need for amendment) with the exception that, as long as the Note is outstanding, it shall be in the Lender’s sole discretion to declare an Event of Default hereunder or to exercise any rights hereunder.  By purchasing the Follow-On Notes, the Follow-On Purchaser/s irrevocably grant the Lender, so long as the Note is outstanding, a power-of-attorney to take all actions on its behalf under this Agreement and will refrain from taking any actions under this Agreement without being instructed to do so by the Lender.

9.16   GOOD FAITH NEGOTIATIONS.  The Borrower and Lender agree that in the event that the Borrower identifies a party that will become, or has identified, a Senior Creditor and Senior Debt to Lender, Borrower and Lender will use commercially reasonable efforts to enter into a Subordination and Intercreditor Agreement with such Senior Creditor.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, Borrower has caused this Subordinated Security Agreement to be executed under seal and delivered by its duly authorized officers on the date first above written.

VASOMEDICAL, INC.

By:   /s/ Jun Ma
Name:   Jun Ma
Title:     President and Chief Executive Officer

IN WITNESS WHEREOF, the Lender has caused this Subordinated Security Agreement to be executed under seal and delivered by its duly authorized officers on the date first above written.

LENDER:

MEDTECHNOLOGY INVESTMENTS LLC

By:  /s/  Myron Levy
Name:   Myron Levy
Title:     Manager